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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

SMOOFI, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193220	46-3876675
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1031 CalleRecodo, Suite B San Clemente, CA		92763
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 973-0684

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2016, SmooFi, Inc. (hereafter, “Company”) entered into an Asset Purchase Agreement to acquire all of the assets (the “Asset Purchase”) of GandTex, LLC, a Texas limited liability company (“GandTex”). GandTex is a biomedical company focused on advancing human organ transplant technology and medical research. The assets consist of certain proprietary patents for eliminating the need for an organ or tissue match, and the necessity for anti-rejection drugs, as well as management of, and historical data for, animal trials (the “Trials”) conducted by GandTex (collectively, the “Assets”). Pursuant to the terms of the Asset Purchase, and upon achieving certain pro-forma goals, the Company agreed to provide additional funding for the Trials in the aggregate amount of $300,000. In exchange for the Assets, the Company will issue to GandTex 10,000,000 shares of its Series B Convertible Preferred Stock. GandTex is owned and controlled by a single individual Managing Member who beneficially owns 70% of GandTex. The Asset Purchase was approved by a majority of the Company’s disinterested directors.

Item 1.02 Termination of a Material Definitive Agreement.

On October 13, 2016, the Company formally terminated two (2) Letters of Intent: the Letter of Intent between the Company and  Generex Biotechnology Corporation (OTCQB: GNBT) released by Generex on April 23, 2015 announcing that it had entered into a non-binding Letter of Intent (LOI) to license the Generex proprietary RapidMist™ drug delivery technologies to Smoofi, Inc. (OTCQB: SMFI) for the delivery of medicinal and recreational cannabis (the “Generex License”), and the Non-non-binding Letter of Intent dated April 22, 2015 between the Company and Dennis Holle to acquire fifty (50%) Interest of CorDen Limited Liability Company from Mr. Holle (the “CorDen Acquisition”). The proposed transactions envisioned in the two Non-binding Letters of Intent failed to proceed to definitive agreements or closing, and the Company’s Board of Directors decided that it was in the best interest of the Company not to proceed with the business transactions as set out in the respective letters of intent.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 above, on October 12, 2016, the Board approved the creation and issuance of 10,000,000 shares of Series B Preferred Stock of the Company to GandTex. GandTex is directed, managed and controlled by a single sophisticated individual Managing Member and has one single accredited Member. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Series B Preferred Stock in connection with the Asset Purchase will be exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SmooFi, Inc.

Date: October 17, 2016
By: /s/ Fred Luke
Fred Luke, President